CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 333-74844 of Sun Life of Canada (U.S.) Variable Account F on Form N-4 of our report dated April 24, 2013 related to the statutory-basis financial statements of Sun Life Assurance Company of Canada (U.S.) (the “Company”) as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware and includes an emphasis-of-matter paragraph relating to the Company’s adoption of Statement of Statutory Accounting Principle (“SSAP”) No. 101 Income Taxes, A Replacement of SSAP No. 10R and SSAP No. 10 in 2012 and an other matter paragraph relating to significant balances and transactions with affiliates).

/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 14, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 333-74844 on Form N-4 of our report dated April 24, 2013, relating to the financial statements of Sun Life of Canada (U.S.) Variable Account F.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 14, 2013